SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2014

Cubed, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-171371	37-1603977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

830 South 4th Street, Las Vegas, NV 89101
(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 868-4277

_______________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 27, 2014, the board of directors appointed Paul Turino as a new director.

Just prior to this appointment, the board accepted the resignation of Alfred A. Rapetti as a member of our board of directors. There was no known disagreement with Mr. Rapetti regarding our operations, policies, or practices.

Paul Turino has been our Chief Operating Officer since May 2014. He was the Managing Director of Velocity Media Ventures, LLC, a position he held from January 2009 until his appointment with Cubed, Inc. At Velocity, Mr. Turino provided board-level advisory services for corporate clients, as well as venture capital and private equity firms on the strategic alignment and innovative use and implementation of technology to enhance business opportunities, competitive capabilities and investment strategies.

Prior to serving at Velocity, Mr. Turino was with Citigroup, Inc., where he served as Executive Vice President of Technology Strategy and Innovation. In this position, Mr. Turino oversaw all aspects of global strategic and operational planning for technology. He is credited for spearheading the efforts behind the joint venture between Citigroup and SK Telecom “Mobile Money Venutres”, and the founding of its global corporate venturing arm “Citi Ventures”.

With over 25 years of experience, Mr. Turino has an accomplished and respected track record in technology. He has held senior executive positions at companies such as Sanofi-Aventis, AXA, Chase, Cablevision Systems Corporation, Chyron Corporation, and Korg, U.S.A. where he distinguished himself by achieving notable industry firsts.

Mr. Turino earned a B.S.E.E. in Computer Engineering from Hofstra University.

Our newly-appointed director has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

We retained Mr. Turino, as an officer, under an Employment Agreement dated May 16, 2014 (the “Agreement”). This Employment agreement was previously reported and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement with Paul Torino(1)

(1)	Incorporated by reference to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 29, 2014.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBED, INC.

/s/ Joseph White

Joseph White
President, Chief Executive Officer

Date: July 1, 2014

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